                                               OPPENHEIMER MULTI CAP VALUE FUND
                                                         (the "Fund")

                                                           BY-LAWS

                                                          ARTICLE I

                                                         SHAREHOLDERS

         Section 1. Place of Meeting.  All meetings of the Shareholders  (which terms as used herein shall,  together with all
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other terms defined in the  Declaration of Trust,  have the same meaning as in the  Declaration of Trust) shall be held at the principal  office of the Trust or at such other  place as may from time to time be  designated  by the Board of  Trustees  and stated in the notice of meting.

         Section 2.  Shareholder  Meetings.  Meetings of the  Shareholders  for any  purpose or purposes  may be called by the
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Chairman  of the  Board of  Trustees,  if any,  or by the  President  or by the Board of  Trustees  and shall be called by the
Secretary  upon  receipt of the  request in writing  signed by  Shareholders  holding not less than one third in amount of the entire  number of Shares  issued and  outstanding  and  entitled  to vote  thereat.  Such  request  shall state the purpose or purposes of the proposed  meeting.  In addition,  meetings of the  Shareholders  shall be called by the Board of Trustees upon receipt of the request in writing  signed by  Shareholders  that hold in the  aggregate not less than ten percent in amount of the entire number of Shares  issued and  outstanding  and entitled to vote  thereat,  stating that the purpose of the proposed meeting is the removal of a Trustee.

         Section 3. Notice of Meetings of  Shareholders.  Consistent with  applicable law,  written or printed notice of every
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meeting  of  Shareholders,  stating  the time and place  thereof  (and the  general  nature  of the  business  proposed  to be transacted at any special or extraordinary  meeting),  shall be given to each Shareholder  entitled to vote at such meeting by leaving the same with each  Shareholder  at the  Shareholder's  residence or usual place of business or by mailing it, postage prepaid  and  addressed  to the  Shareholder's  address  as it appears  upon the books of the Fund.  Such  notice  also may be delivered by such other means, for example electronic delivery, as consistent with applicable laws.

         No notice of the time,  place or purpose of any meeting of Shareholders  need be given to any Shareholder who attends in person or by proxy or to any  Shareholder  who,  in writing  executed  and filed with the  records of the  meeting,  either before or after the holding thereof, waives such notice.

         Section 4. Record Dates.  Consistent with  applicable  law, the Board of Trustees may fix, in advance,  a record date
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for the  determination  of  Shareholders  entitled to notice of and to vote at any meeting of  Shareholders  and  Shareholders entitled to receive any  dividend  payment or  allotment of rights,  as the case may be. Only  Shareholders  of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

         Section 5. Access to  Shareholder  List. The Board of Trustees shall make available a list of the names and addresses
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of all  shareholders  as recorded on the books of the Trust,  upon  receipt of the request in writing  signed by not less than ten  Shareholders  of the Trust (who have been such for at least six months) holding in the aggregate the lesser of (i) Shares valued at $25,000 or more at current offering price (as defined in the Trust's  Prospectus),  or (ii) one percent in amount of the entire  number of shares of the Trust  issued and  outstanding;  such request  must state that such  Shareholders  wish to communicate with other  Shareholders  with a view to obtaining  signatures to a request for a meeting pursuant to Section 2 of
Article I of these By-Laws and accompanied by a form of communication to the  Shareholders.  The Board of Trustees may, in its
discretion,  satisfy its obligation under this Section 5 by either making available the Shareholder List to such  Shareholders at the principal  offices of the Trust, or at the offices of the Trust's transfer agent,  during regular business hours, or by mailing a copy of such Shareholders' proposed communication and form of request, at their expense, to all other Shareholders.

         Section 6.  Quorum,  Adjournment  of  Meetings.  The  presence in person or by proxy of the holders of record of more
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than 50% of the Shares of the stock of the Trust issued and  outstanding  and  entitled to vote  thereat,  shall  constitute a quorum at all meetings of the Shareholders.  If at any meeting of the Shareholders  there shall be less than a quorum present, the  Shareholders  present at such  meeting may,  without  further  notice,  adjourn the same from time to time until a quorum shall  attend,  but no business  shall be  transacted at any such  adjourned  meeting  except such as might have been lawfully transacted had the meeting not been  adjourned.  This Section 6 may be altered,  amended or repealed only upon the affirmative vote of the holders of the majority of all the Shares of the Trust at the time outstanding and entitled to vote.

         If a quorum is present but sufficient  votes in favor of one or more  proposals  have not been  received,  any of the persons  named as  proxies or  attorneys-in-fact  may  propose  one or more  adjournments  of the  meeting  to permit  further solicitation of proxies with respect to any proposal.  All such  adjournments  will require the affirmative vote of a majority of the shares  present  in person or by proxy at the  session of the  meeting to be  adjourned.  A vote may be taken on one or more of the  proposals  prior to any such  adjournment  if  sufficient  votes for its  approval  have been  received and it is otherwise appropriate.

         Section 7. Voting and Inspectors.  Consistent with  applicable law, at all meetings of  shareholders,  proxies may be
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given by or on behalf of a Shareholder  orally or in writing or pursuant to any computerized,  telephonic,  or mechanical data gathering process.

         All  elections  of Trustees  shall be had by a plurality  of the votes cast and all  questions  shall be decided by a majority of the votes cast, in each case at a duly  constituted  meeting,  except as otherwise  provided in the Declaration of
Trust or in these By-Laws or by specific  statutory  provision  superseding the restrictions and limitations  contained in the
Declaration of Trust or in these By-Laws.

         At any election of Trustees,  the Board of Trustees  prior  thereto may, or, if they have not so acted,  the Chairman of the meeting may, and upon the request of the holders of ten percent  (10%) of the Shares  entitled to vote at such election shall,  appoint two inspectors of election who shall first  subscribe an oath or affirmation to execute  faithfully the duties of  inspectors  at such election with strict  impartiality  and  according to the best of their  ability,  and shall after the election make a certificate  of the result of the vote taken.  No candidate for the office of Trustee shall be appointed  such
Inspector.

         The Chairman of the meeting may cause a vote by ballot to be taken upon any  election or matter,  and such vote shall be taken upon the request of the holders of ten percent (10%) of the Shares entitled to vote on such election or matter.

         Section 8.  Conduct of  Shareholders'  Meetings.  The  meetings of the  Shareholders  shall be  presided  over by the
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Chairman of the Board of Trustees,  if any, or if he shall not be present,  by the  President,  or if he shall not be present, by a Vice-President,  or if none of them is present,  by a chairman to be elected at the meeting.  The Secretary of the Trust, if present,  shall act as  Secretary  of such  meetings,  or if he is not present,  an  Assistant  Secretary  shall so act; if neither the Secretary nor an Assistant Secretary is present, then the meeting shall elect its secretary.

         Section 9. Concerning Validity of Proxies,  Ballots, Etc. At every meeting of the Shareholders,  all proxies shall be
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received and taken in charge of and all ballots  shall be received and  canvassed by the  secretary of the meeting,  who shall decide all questions  touching the  qualification of voters,  the validity of the proxies,  and the acceptance or rejection of votes,  unless  inspectors of election shall have been  appointed as provided in Section 7, in which event such  inspectors of election shall decide all such questions.

                                                          ARTICLE II

                                                      BOARD OF TRUSTEES

         Section 1. Number and Tenure of Office.  The business  and property of the Trust shall be conducted  and managed by a
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Board of Trustees  consisting  of the number of initial  Trustees,  which  number may be increased or decreased as provided in
Section 2 of this  Article.  Each  Trustee  shall,  except as  otherwise  provided  herein,  hold office  until the meeting of
Shareholders  of the Trust next  succeeding his election or until his successor is duly elected and  qualifies.  Trustees need not be Shareholders.

         Section 2.  Increase or  Decrease  in Number of  Trustees.  The Board of  Trustees,  by the vote of a majority of the
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entire  Board,  may  increase the number of Trustees to a number not  exceeding  fifteen,  and may elect  Trustees to fill the vacancies  created by any such increase in the number of Trustees until the next annual meeting or until their  successors are duly elected and qualify;  the Board of Trustees,  by the vote of a majority of the entire  Board,  may likewise  decrease the number of Trustees  to a number not less than three but the tenure of office of any Trustee  shall not be affected by any such decrease.  Vacancies  occurring  other than by reason of any such  increase  shall be filled as provided  for a  Massachusetts business  trust.  In the event that after the proxy material has been printed for a meeting of  Shareholders at which Trustees are to be elected and any one or more nominees  named in such proxy  material  dies or become  incapacitated,  the  authorized number of Trustees shall be  automatically  reduced by the number of such nominees,  unless the Board of Trustees prior to the meeting shall otherwise determine.

         Section 3. Removal,  Resignation  and  Retirement.  A Trustee at any time may be removed either with or without cause
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by resolution  duly adopted by the  affirmative  votes of the holders of two-thirds  of the  outstanding  Shares of the Trust, present  in person or by proxy at any  meeting of  Shareholders  at which  such vote may be taken,  provided  that a quorum is present.  Any Trustee at any time may be removed for cause by resolution  duly adopted at any meeting of the Board of Trustees provided  that notice  thereof is contained in the notice of such meeting and that such  resolution  is adopted by the vote of at least two thirds of the Trustees  whose  removal is not  proposed.  As used herein,  "for cause" shall mean any cause which under Massachusetts law would permit the removal of a Trustee of a business trust.

         Any Trustee may resign or retire as Trustee by written  instrument  signed by him and delivered to the other Trustees or to any officer of the Trust,  and such  resignation  or retirement  shall take effect upon such delivery or upon such later date as is  specified  in such  instrument  and shall be  effective  as to the Trust and each  Series of the Trust  hereunder.
Notwithstanding  the foregoing,  any and all Trustees shall be subject to the provisions with respect to mandatory  retirement set forth in the Trust's  Retirement Plan for  Non-Interested  Trustees or Directors  adopted by the Trust, as the same may be amended from time to time.

         Section 4. Place of Meeting.  The Trustees may hold their meetings,  have one or more offices,  and keep the books of
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the Trust  outside  Massachusetts,  at any office or offices of the Trust or at any other  place as they may from time to time by resolution  determine,  or, in the case of meetings, as shall be specified or fixed in the respective notices or waivers of notice thereof.

         Section  5.  Regular  Meetings.  Regular  meetings  of the Board of  Trustees  shall be held at such time and on such
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notice,  if any, as the Trustees may from time to time  determine.  One such  regular  meeting  during each fiscal year of the
Trust shall be designated an annual meeting of the Board of Trustees.

         Section 6.  Special  Meetings.  Special  meetings of the Board of Trustees may be held from time to time upon call of
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the  Chairman of the Board of Trustees,  if any,  the  President or two or more of the  Trustees,  by oral or  telegraphic  or written  notice duly served on or sent or mailed to each Trustee not less than one day before such meeting.  No notice need be given to any  Trustee  who attends in person,  or to any  Trustee  who in writing  executed  and filed with the records of the meeting  either  before or after the holding  thereof  waives such notice.  Such notice or waiver of notice need not state the purpose or purposes of such meeting.

         Section 7. Quorum.  One-third  of the  Trustees  then in office  shall  constitute  a quorum for the  transaction  of
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business,  provided  that a quorum shall in no case be less than two  Trustees.  If at any meeting of the Board there shall be less than a quorum present (in person or by open  telephone  line, to the extent  permitted by the  Investment  Company Act of
1940 (the "1940  Act")),  a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.  The act of the majority of the  Trustees  present at any meeting at which there is a quorum shall be the act of the
Board,  except as may be otherwise  specifically  provided by statute, by the Declaration of Trust, by these By-Laws or by any contract or agreement to which the Trust is a party.

         Section 8.  Executive  Committee.  The Board of  Trustees  may, by the  affirmative  vote of a majority of the entire
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Board,  elect from the  Trustees an  Executive  Committee  to consist of such number of Trustees  (not less than three) as the
Board may from time to time determine.  The Board of Trustees by such  affirmative vote shall have power at any time to change the members of such  Committee  and may fill  vacancies in the  Committee  by election  from the  Trustees.  When the Board of
Trustees is not in session,  the  Executive  Committee  shall have and may  exercise  any or all of the powers of the Board of
Trustees in the  management of the business and affairs of the Trust  (including  the power to authorize the seal of the Trust to be affixed to all papers  which may  require it) except as provided  by law or by any  contract or  agreement  to which the
Trust is a party and except the power to increase  or  decrease  the size of, or fill  vacancies  on, the Board,  to remove or appoint  executive  officers or to dissolve or change the permanent  membership of the Executive  Committee,  and the power to make or amend the By-Laws of the Trust. The Executive  Committee may fix its own rules of procedure,  and may meet when and as provided by such rules or by  resolution  of the Board of  Trustees,  but in every case the  presence  of a majority  shall be necessary to constitute a quorum.  In the absence of any member of the Executive  Committee,  the members  thereof  present at any meeting,  whether or not they  constitute  a quorum,  may appoint a member of the Board of Trustees to act in the place of such absent member.

         Section 9. Other  Committees.  The Board of Trustees,  by the affirmative vote of a majority of the entire Board, may
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appoint  other  committees  which shall in each case  consist of such number of members (not less than two) and shall have and may exercise,  to the extent  permitted by law, such powers as the Board may determine in the  resolution  appointing  them. A majority of all members of any such  committee may determine  its action,  and fix the time and place of its meetings,  unless the Board of Trustees shall otherwise  provide.  The Board of Trustees shall have power at any time to change the members and, to the extent permitted by law, powers of any such committee, to fill vacancies, and to discharge any such committee.

         Section 10.  Informal Action by and Telephone  Meetings of Trustees and Committees.  Any action required or permitted
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to be taken at any meeting of the Board of  Trustees or any  committee  thereof may be taken  without a meeting,  if a written consent to such action is signed by all members of the Board,  or of such  committee,  as the case may be. Trustees or members of the  Board of  Trustees  may  participate  in a  meeting  by means of a  conference  telephone  or  similar  communications equipment;  such  participation  shall,  except as  otherwise  required  by the 1940 Act,  have the same effect as presence in person.

         Section 11.  Compensation  of Trustees.  Trustees shall be entitled to receive such  compensation  from the Trust for
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their services as may from time to time be voted by the Board of Trustees.

         Section  12.  Dividends.  Dividends  or  distributions  payable  on the Shares of any  Series  may,  but need not be,
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declared by specific resolution of the Board as to each dividend or distribution;  in lieu of such specific  resolutions,  the
Board may, by general resolution,  determine the method of computation  thereof, the method of determining the Shareholders of the Series to which they are payable and the methods of determining  whether and to which  Shareholders they are to be paid in cash or in additional Shares.

                                                         ARTICLE III

                                                           OFFICERS

         Section 1. Executive  Officers.  The executive officers of the Trust may include a Chairman of the Board of Trustees,
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and shall include a President,  one or more Vice Presidents (the number thereof to be determined by the Board of Trustees),  a
Secretary and a Treasurer.  The Chairman of the Board of Trustees,  if any,  shall be selected  from among the  Trustees.  The
Board of Trustees or the Executive Committee may also in its discretion appoint Assistant  Secretaries,  Assistant Treasurers, and other  officers,  agents  and  employees,  who shall  have such  authority  and  perform  such  duties as the Board or the
Executive  Committee  may  determine.  The Board of  Trustees  may fill any  vacancy  which may occur in any  office.  Any two offices,  except  those of  President  and Vice  President,  may be held by the same  person,  but no officer  shall  execute, acknowledge or verify any instrument in more than one capacity,  if such  instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

         Section 2. Term of Office.  The term of office of all officers shall be until their respective  successors are chosen
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and qualify;  however,  any officer may be removed from office at any time with or without  cause by the vote of a majority of the entire Board of Trustees.

         Section 3. Powers and Duties.  The  officers of the Trust shall have such powers and duties as  generally  pertain to
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their  respective  offices,  as well as such powers and duties as may from time to time be  conferred by the Board of Trustees or the Executive Committee.

                                                          ARTICLE IV

                                                            SHARES

         Section 1.  Certificates  of Shares.  Each  Shareholder  of any  Series of the Trust may be issued a  certificate  or
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certificates  for his Shares of that Series,  in such form as the Board of Trustees may from time to time prescribe,  but only if and to the extent and on the conditions described by the Board.

         Section 2.  Transfer of Shares.  Shares of any Series shall be  transferable  on the books of the Trust by the holder
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thereof  in  person  or by his  duly  authorized  attorney  or  legal  representative,  upon  surrender  and  cancellation  of certificates,  if any, for the same number of Shares of that Series,  duly endorsed or  accompanied  by proper  instruments of assignment  and  transfer,  with such proof of the  authenticity  of the  signature  as the Trust or its agent may  reasonably require; in the case of shares not represented by certificates,  the same or similar  requirements may be imposed by the Board of Trustees.

         Section 3. Share  Ledgers.  The share ledgers of the Trust,  containing the name and address of the  Shareholders  of
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each Series and the number of shares of that Series,  held by them  respectively,  shall be kept at the  principal  offices of the Trust or, if the Trust employs a transfer agent, at the offices of the transfer agent of the Trust.

         Section 4. Lost,  Stolen or Destroyed  Certificates.  The Board of Trustees may determine the conditions upon which a
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new certificate may be issued in place of a certificate which is alleged to have been lost,  stolen or destroyed;  and may, in their  discretion,  require the owner of such certificate or his legal  representative to give bond, with sufficient surety to the Trust and the transfer  agent,  if any, to indemnify it and such  transfer  agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                                          ARTICLE V

                                                             SEAL

         The Board of Trustees shall provide a suitable seal of the Trust,  in such form and bearing such  inscriptions  as it may determine.

                                                          ARTICLE VI

                                                         FISCAL YEAR

         The fiscal year of the Trust shall be fixed by the Board of Trustees.

                                                         ARTICLE VII

                                                     AMENDMENT OF BY-LAWS

         The By-Laws of the Trust may be altered,  amended,  added to or repealed by the  Shareholders  or by majority vote of the entire Board of Trustees,  but any such  alteration,  amendment,  addition or repeal of the By-Laws by action of the Board of Trustees may be altered or repealed by the Shareholders.